As filed with the Securities and Exchange Commission on July 20, 2005

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2836871
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

11 Hurley Street, Cambridge, Massachusetts 02141
(Address of Principal Executive Offices)

2002 OMNIBUS SECURITIES AND INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

JANE KOBER
Senior Vice President
Biopure Corporation
11 Hurley Street
Cambridge, Massachusetts
(617) 234-6500
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Class A Common Stock(3)	3,333,333 shares	$1.42	$4,733,333	$557.11

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: the fee for the shares available for options not yet granted is calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on July 18, 2005.

(3)	Including the associated preferred stock purchase rights.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Ex-5 Opinion of Jane Kober
Ex-23.2 Consent of Ernst & Young LLP

EXPLANATORY NOTE

     The Registrant hereby increases the number of shares of its common stock registered for issuance under its 2002 Omnibus Securities and Incentive Plan by 3,333,333 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-114381) filed with the Securities and Exchange Commission on April 9, 2004, other than Items 5 and 8.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     As of July 19, 2005, Jane Kober, Esq., Senior Vice President, General Counsel and Secretary of the Company, held 2,215 shares of common stock and options to purchase 47,779 shares of common stock.

ITEM 8. EXHIBITS

     See Exhibit Index

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Cambridge, Massachusetts, on the 12th day of July, 2005.

BIOPURE CORPORATION

By:	/s/ Francis H. Murphy
Francis H. Murphy
CHIEF FINANCIAL OFFICER (Principal financial and accounting officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FRANCIS H. MURPHY and JANE KOBER, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on July 12, 2005.

Signature	Title

/s/ Zafiris G. Zafirelis	Director, President and Chief Executive Officer

Zafiris G. Zafirelis	(Principal executive officer)

/s/ Francis H. Murphy	Chief Financial Officer

Francis H. Murphy	(Principal financial and accounting officer)

/s/ Charles A Sanders, M.D.	Director and Chairman of the Board

Charles A. Sanders, M.D.

/s/ Daniel P. Harrington	Director

Daniel P. Harrington

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Signature	Title

/s/ David N. Judelson	Director

David N. Judelson

/s/ C. Everett Koop, M.D.	Director

C. Everett Koop, M.D.

/s/ Jay B. Pieper	Director

Jay B. Pieper

/s/ Carl W. Rausch	Director

Carl W. Rausch

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INDEX TO EXHIBITS

Number	Description of Exhibit

4.1	Restated Certificate of Incorporation*

4.2	By-laws, as amended**

5	Opinion of Jane Kober

23.1	Consent of Jane Kober (contained in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005 (File No. 001-15167) and incorporated herein by reference.

**	Previously filed as an exhibit to the Registrant’s Registration Statement No. 333-78829 and incorporated herein by reference.

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